SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

ENVIVIO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Envivio, Inc. (the “Company”) hereby supplements the last full paragraph on page 23 of its definitive proxy statement on Schedule 14A filed on July 2, 2015 (the “Proxy Statement”) with the following information:

In the amended Schedule 13D filed by representatives from Cannell on June 24, 2015, Cannell stated its current intention was to run a “vote no” campaign in the 2015 election, and then follow up with a dissident proxy solicitation in the 2016 election. Cannell further stated its plans were subject to change.

In addition, the Proxy Statement is hereby amended to add the following paragraph as the final paragraph on page 23:

On July 1, 2015, representatives from Cannell and the Company discussed a proposal from Cannell in which Cannell would agree not to run a “vote no” campaign in 2015 in exchange for the Company agreeing to reimburse Cannell for certain expenses. No agreement was reached.